Exhibit 99.1

Supernus to Host Fourth Quarter and Full Year 2015 Earnings Conference Call

Rockville, MD, February 18, 2016 - Supernus Pharmaceuticals, Inc. (NASDAQ: SUPN), a specialty pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system (CNS) diseases, today announced that the Company expects to report the financial results for the fourth quarter and full year of 2015 after 5:00 PM ET on Wednesday, March 2, 2016.

Jack Khattar, President and Chief Executive Officer, and Greg Patrick, Chief Financial Officer, will host a conference call to present the fourth quarter and full year 2015 results on Thursday, March 3, 2016 at 9:00 AM ET. Following the presentation, the call will be open for questions.

A live webcast will be available at www.supernus.com.

Please refer to the information below for conference call dial-in information. Callers should dial in approximately 10 minutes prior to the start of the call.

Conference dial-in:	(877) 288-1043
International dial-in:	(970) 315-0267
Conference ID:	47017444
Conference Call Name:	Supernus Pharmaceuticals 4Q 2015 Earnings Conference Call

Following the live call, a replay will be available on the Company’s website under the ‘Investors’ section. The webcast will be available on the Company’s website for 60 days following the live call.

About Supernus Pharmaceuticals, Inc.

Supernus Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system diseases. The Company has two marketed products for epilepsy, Oxtellar XR® (extended-release oxcarbazepine) and Trokendi XR® (extended-release topiramate). The Company is also developing several product candidates to address large market opportunities in psychiatry, including SPN-810 for the treatment of impulsive aggression in patients who are already being treated with standard ADHD medication. SPN-812 is being developed for treatment of ADHD.

CONTACTS:

Jack A. Khattar, President and CEO

Gregory S. Patrick, Vice President and CFO

Supernus Pharmaceuticals, Inc.

Tel: (301) 838-2591

or

INVESTOR CONTACT:

Peter Vozzo

Westwicke Partners

Office: (443) 213-0505

Mobile: (443) 377-4767

Email: peter.vozzo@westwicke.com